Exhibit 99.1

Cartesian Growth Corporation Announces Pricing of

Upsized $300 Million Initial Public Offering

New York, NY – (February 23, 2021) – Cartesian Growth Corporation (the “Company”) announced today the pricing of its initial public offering of 30,000,000 units, upsized from 25,000,000 units, at a price of $10.00 per unit. The units are expected to commence trading on February 24, 2021 on the Nasdaq Capital Market under the symbol “GLBLU”. The Company’s sponsor is an affiliate of Cartesian Capital Group, LLC, a global private equity firm specializing in providing growth capital to transnational businesses.

Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Capital Market under the symbols “GLBL” and “GLBLW”, respectively.

Cantor Fitzgerald & Co. is serving as the sole book-running manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about February 26, 2021, subject to customary closing conditions.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”) on February 23, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cartesian Growth Corporation

Cartesian Growth Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Chairman and Chief Executive Officer, Peter Yu, who is also the Managing Partner of Cartesian Capital Group, LLC, a global private equity firm and registered investment adviser headquartered in New York City, New York. The Company’s acquisition and value-creation strategy is to identify and combine with an established high-growth company that can benefit from both a constructive combination and continued value-creation by the Company’s management. The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. For more information about Cartesian Growth Corporation, please visit www.cartesiangrowth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and preliminary prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Cartesian Growth Corporation

contact@cartesiangrowth.com